Exhibit 10.2

LICENSE AGREEMENT

This License Agreement (the “Agreement”), effective as of December 30, 2025, is entered into by and between HUMBL, Inc., a Delaware corporation (“Licensee”), and TAP, Inc., a Utah corporation (“Licensor”).

A. Licensor has developed, acquired and owns certain patents, trademarks, trade secrets and other intellectual property, including without limitation the technology platform needed to operate the Business (as defined below) (the “Intellectual Property”).

B. Licensor desires to obtain a license from Licensor to use the Intellectual Property and the Intangible Property Rights (as defined below) in connection with its business of real estate asset tokenization (the “Business”) around the world (the “Territory”), all as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. License.

1.1. Grant. Licensor hereby grants to Licensee, and Licensee accepts from Licensor, a worldwide license (the “License”) to use the Intangible Property Rights of Licensor in connection with the Business in the Territory. As used in this Agreement, “Intangible Property Rights” means Licensor’s right, title and interest in and to, whether presently existing or hereafter acquired, all: (a) patents; (b) copyrights in any works of authorship; (c) trade secrets and proprietary or confidential business and technical information whether or not protectable by copyright or common law use; (d) proprietary “know-how,” processes, designs, styles, or designations whether or not protectable by copyright, patent, common law use or trade secret right; (e) United States and other trademarks, service marks, trade names and associated goodwill, and registrations or applications for registration of any such marks or names; (f) the Intellectual Property; (h) all goodwill associated with the foregoing; and (i) all other intellectual property rights of the foregoing within the jurisdiction of the Territory.

1.2. Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, or replacement provision therefore (the “Code”), licenses to rights to “intellectual property” as defined in the Code. The parties agree that Licensee shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceedings by or against Licensor under the Code, Licensee shall be entitled to retain all of its rights under this Agreement.

1.3. No Licensee Fee. Licensee shall have the right to use the License royalty free during the Term (as defined below).

2. Term. The initial term of this Agreement shall commence as of the date hereof and expire on the 90-day anniversary thereof (the “Term”), unless terminated earlier in accordance with Section 3 below. The Parties intend to negotiate a longer-term license during the Term.

3. Termination. This Agreement may be terminated by either party if such party shall reasonably determine that the other party shall have committed a material breach of any of the covenants, terms and provisions of this Agreement or any of the agreements or instruments referenced herein which has not been cured (if cure may be made) within thirty (30) days after written notice to the nonterminating party specifying such breach in reasonable detail.

4. Limited Grant. Nothing contained herein shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Intangible Property Rights, including but not limited to, any Intellectual Property, patent, copyright, trademark, or trade name, beyond the grant of a limited license within the Territory on the terms specifically and expressly provided for in this Agreement. The grant of the License shall only apply to real estate and not to any other vertical or potential application of the technology. Licensee recognizes the great value of the goodwill contained in and associated with the Intangible Property Rights and acknowledges that the Intangible Property Rights, including but not limited to patents, trade names, trademarks and all rights therein and the goodwill pertaining thereto, belong exclusively to Licensor and that both the trademarks and trade names have a secondary meaning in the minds of the public. Licensee hereby agrees that its every use of Licensor’s trade names, trademarks, patents, copyrights, trade secrets, Intellectual Property, goodwill and other Intangible Property Rights shall inure to the benefit of Licensor and that Licensee shall not at any time acquire any rights in such trade names, patents, trademarks, associated goodwill and other Intangible Property Rights by virtue of any use Licensee may make of the Intangible Property Rights. Licensee agrees that it will not, while this Agreement is in effect or thereafter, attack the title or any rights of Licensor in and to the subject matter of this License, or attack the validity of this License for the use of the Intangible Property Rights, or do anything which would jeopardize or diminish Licensor’s rights to or the value of the Intangible Property Rights, nor shall Licensee assist or aid others in so doing. Licensee shall cooperate with Licensor in preventing any infringement thereof. Licensee further acknowledges that Licensor shall own all right, title and interest in and to any enhancements, updates, improvements, or modifications to the Intellectual Property and the Intangible Property Rights developed by Licensee or any of its employees, contractors or agents.

5. Non-Disclosure of Trade Secrets and Confidential Information. Licensee acknowledges that the Intangible Property Rights (including but not limited to the Intellectual Property, patents, trade secrets, information, ideas, research, methods, improvements, and copyrighted materials owned or developed by Licensor, whether or not published, confidential or suitable for registration or copyright, and the goodwill associated with them), are and shall remain the sole and exclusive property of Licensor and are provided or revealed to Licensee in trust and confidence. Licensee shall not, either during or subsequent to the term of this Agreement, directly or indirectly divulge to any unauthorized person any information designated as confidential by Licensor, nor will Licensee disclose to anyone or use in any way, other than in the course of the performance of this Agreement, any information regarding Licensor including Licensor’s know-how not known to the general public, whether acquired or developed by Licensee during the course of this Agreement or obtained from Licensor’s employees or other licensees of Licensor. Nor shall Licensee, either during the term of this Agreement or subsequent to it, directly or indirectly publish such information or any of the terms and conditions of this Agreement without the prior written consent of Licensor. Licensee acknowledges that the unauthorized disclosure or use of such information would cause irreparable harm and significant injury to Licensor that would be difficult to ascertain and which would not be compensable by damages alone. Accordingly, Licensee agrees that Licensor has the right to injunctive relief enjoining any breach of this Agreement. The foregoing restrictions, however, shall not apply to information which (a) has become publicly known through no wrongful act of Licensee, (b) has been rightfully received from a third party without restriction or disclosure and without breach of this Agreement, or (c) has been approved for release by written authorization of Licensor.

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6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties; but no assignment shall be binding on either of the parties without the written consent of the other.

7. Independent Contractor Status. Nothing contained in this Agreement shall constitute or be construed to create a relationship of principal and agent, partnership, joint venture, or employment between Licensee and Licensor. Licensee shall not act or represent itself, directly or by implication, as an agent of Licensor or of any other licensee of Licensor. Licensee shall not create or attempt to create any obligation on behalf of or in the name of Licensor or any other licensee of Licensor.

8. Complete Agreement and Modification. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof; and there is no covenant, warranty, representation, condition, promise, or understanding of any nature whatsoever, expressed or implied, other than as expressly set forth in this Agreement. No modification or waiver of this Agreement or any provision thereof shall be valid unless in writing and signed by all parties.

9. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Utah applicable to contracts executed and performed wholly in such state. The parties hereto hereby exclusively and irrevocably submit to, and waive any objection against, the exclusive jurisdiction and venue of any State or Federal court sitting in the State of Utah over any proceeding arising out of or relating to this Agreement.

10. Construction of Language. The language of this Agreement shall be construed according to its fair meaning and not strictly for or against either party. All words in this Agreement refer to whatever number or gender the context requires; if more than one party or person is referred to as Licensee, their obligations and liabilities shall be joint and several. Headings are for reference purposes and do not control.

11. Further Assurances. Licensor and Licensee shall at any time and from time to time after the date hereof, upon the request of the other, do, execute, acknowledge, and deliver, all such further acts, documents, instruments, powers of attorney and assurances as may be reasonably necessary or advisable to carry out their respective obligations and to vest in the other parties the benefits intended to be conferred upon them under this Agreement or any exhibit, document, certificate or other written instrument delivered pursuant hereto.

12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability without affecting the remaining provisions of this Agreement.

13. Waiver. The waiver by a party of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of such term, covenant or condition contained in this Agreement. The subsequent acceptance by a party of performance by the other shall not be deemed to be a waiver of any preceding breach of any term, covenant or condition of this Agreement, other than failure to perform the particular duties so accepted, regardless of knowledge of such preceding breach at the time of acceptance of the performance.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

15. Attorneys’ Fees. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first written above.

LICENSOR:

TAP, Inc.

By:
Brian Foote, CEO

LICENSEE:

HUMBL, Inc.

By:
Gregory Hopkins, CEO

[Signature Page to License Agreement]